Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Bank of Montreal

We consent to the use of our report dated December 6, 2016, on the consolidated financial statements of Bank of Montreal (the “Bank”), which comprise the consolidated balance sheets as at October 31, 2016 and 2015, the consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended October 31, 2016, and notes, comprising a summary of significant accounting policies and other explanatory information, and our report dated December 6, 2016 on the effectiveness of internal control over financial reporting as of October 31, 2016, each of which is included in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016 and incorporated by reference herein in this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 under the Securities Act of 1933 of the Bank dated April 27, 2017. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

April 27, 2017

Toronto, Canada